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                                                          Exhibit 99(a)(5)(GGG)

                                                           FILED
                                                           JUN 20 2003
                                                           LEONARD GREEN, Clerk

                           Case No: 03-1609: 03-1610
                         UNITED STATES COURT OF APPEALS
                              FOR THE SIXTH CIRCUIT


                                      ORDER

LIONEL Z. GLANCY, on behalf of himself and all others similarly situated
                             Plaintiff - Appellant

    v.

TAUBMAN CENTER, INCORPORATED; A. ALFRED TAUBMAN;
ROBERT S. TAUBMAN; LISA A. PAYNE; GRAHAM T. ALLISON;
PETER KARMANOS, JR.; WILLIAM S. TAUBMAN;
ALLAN J. BLOOSTEIN; JEROME A. CHAZEN; S. PARKER GILBERT;

                             Defendants - Appellees





         The appellants in both of the above-styled appeals have filed separate motions to expedite. The appellant in Case No. 03-1609 has also moved to consolidate both appeals. The appellee in Case No. 03-1609 has filed a response in opposition to the motion to expedite and consolidate.

         Upon consideration, it is hereby ordered that the motion to expedite is hereby GRANTED as to both appeals. It is further ordered that both appeals are consolidated for the purpose of submission only.

                                       ENTERED PURSUANT TO RULE 45(a),
                                       RULES OF THE SIXTH CIRCUIT.
                                       Leonard Green, Clerk

                                       /s/ Leonard Green lbc
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